April 23, 2003

                                                                 Exhibit 16.1

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

     We have read Item 4 of 3D Systems Corporation's Form 8-K dated April 23, 2003, and agree with the statements made therein.



Yours truly,




/S/ DELOITTE & TOUCHE LLP